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                                                                      EXHIBIT 99

                    [LETTERHEAD OF THE A CONSULTING TEAM, INC.]

                                  NEWS RELEASE

Company Contacts:                                    Investor Relations Contact:
Shmuel BenTov, Frank Thoelen                         Leon Berman
TACT                                                 Makovsky & Company
(212) 979-1010                                       (212) 508-9641
sbentov@tact.com, fthoelen@tact.com                  lberman@makovsky.com

Karen Brown Tyson, APR
Level 8 Systems
(919) 380-2270
ktyson@level8.com

                                TACT AND LEVEL 8
                    ANNOUNCE STRATEGIC E-SERVICES PARTNERSHIP


NEW YORK and Cary, NC (October 11, 2000) -- The A Consulting Team, Inc. (Nasdaq
Symbol: TACX), a leading provider of e-Services to Fortune 1000 clients, and Level 8 (Nasdaq: LVEL), a leading global provider of high performance eBusiness integration software, today jointly announced that the two companies have entered into a strategic alliance to deliver high performance e-Business integration solutions for global 1000 companies.

Under terms of the agreement Level 8 purchased 500,000 shares of TACT's common stock at $8.00 per share representing approximately seven percent of the common stock of TACT outstanding. In addition, Level 8 received warrants for the purchase of 500,000 shares of TACT's common stock with an exercise price of $13.00 per share.

Additional terms of the partnership includes TACT joining the Level 8 eBusiness Alliance Program (LeAP), an innovative approach to offering valued business partners access to the tools and programs necessary to integrate Level 8 solutions with partners' products and services. TACT will become a reseller.


"We are very excited about the strategic partnership with Level 8 and the investment they have made in TACT," said Shmuel BenTov, Founder, Chairman, and CEO of TACT. "This agreement will further expand TACT's leadership in the e-Services arena while creating an additional revenue stream for the company. Our ability to attract partners and investors such as Level 8 highlights our success in implementing our e-Services offerings."

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Arik Kilman, Chairman and CEO of Level 8 said, "Our decision to invest in TACT was based primarily on their competency as an end-to-end e-Services provider, which also makes them an ideal partner to deliver our Geneva High Performance Integration Platform."

About Level 8 Systems

Level 8 Systems (Nasdaq: LVEL; www.level8.com) is a leading global provider of high performance eBusiness integration software that enables organizations to integrate new and existing information and processes with the Internet to create new business value. The Level 8 product portfolio represents the broadest eBusiness integration offering from a single vendor in the market today. The Geneva High Performance Integration Platform provides enterprise messaging, application integration, business process automation and application engineering technologies. Level 8 Systems has more than 700 customers and over 475 employees worldwide with corporate headquarters in Cary, North Carolina, and offices in the US, UK, Germany, Denmark, Sweden, France and Italy.


About TACT

TACT(R) is an end-to-end e-Services provider. TACT delivers strategy, design, development, back-end integration, and application hosting services and solutions to a broad range of Fortune 1000 companies and other large organizations. TACT is a majority owner of T3 Media, Inc. www.t3media.com, a digital solution provider, holds a minority interest in Always-On, Inc. www.always-on.com, and controls American Catalyst www.americancatalyst.com. More information about TACT(R) can be found at its web site at www.tact.com.

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 29, 2000.

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